Exhibit 99.1

Former StorageTek and JP Morgan Executives Join Roomlinx Board of Directors

Denver, CO, August 22, 2012 –Roomlinx, Inc. (OTCBB: RMLX), the innovative developer of media networks and interactive TV applications for hotels, today announced the appointment of Carl R. Vertuca, Jr., a former senior executive with the DII Group, StorageTek, and IBM, and Erin L. Lydon, former Vice President at JP Morgan Private Bank, to its Board of Directors.  Each will serve as a member of the Audit Committee, with Mr. Vertuca serving as chair.  Their appointments took effect immediately; and Mr. Vertuca and Ms. Lydon will serve until the next annual meeting of stockholders of the Corporation or their earlier death, resignation or removal.

Carl R. Vertuca, Jr. previously served as the Executive Vice President of Finance, Administration and Corporate Development at the DII Group Inc. from March 1993 to April 2000.  Mr. Vertuca was instrumental in sale of the DII Group to Flextronics Holdings USA, Inc. in April 2000 for more than $4 billion.  Prior to the DII Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation.  In addition, Mr. Vertuca has served on multiple company boards and served as the chairman of the audit committee at both public and private companies.  Mr. Vertuca received his Associate of Science Degree in Mechanical Engineering, Bachelor of Science Degree in Business and a Master of Business Administration Degree from the University of Kentucky.

Erin L. Lydon is a Director at Marbles: The Brain Store, a national retailer based in Chicago.  Previously, she served as a Vice President at the JP Morgan Private Bank where she oversaw $400 million in assets.  Prior to joining JP Morgan, she was the Director of Development at Northwestern Memorial Foundation where she led fundraising initiatives for 17 community organizations comprised of 525 board members, representing Chicago's leading executives in legal, finance, medical and manufacturing professions. As the Foundation's youngest appointed director, she consulted and negotiated with hospital senior management, physicians and board leadership on philanthropic priorities and strategies.  Erin earned her Master of Business Administration Degree in Finance from the Kellogg School of Management at Northwestern University in 1999. She graduated cum laude from Bates College in 1992 with a Bachelor of Arts in English.  She has served on several non-profit committees including the Bates College Alumni Council.

“We are pleased to welcome Carl and Erin to our Board,” said Mike Wasik, Roomlinx’s CEO.  “The addition of these two seasoned executives to our Board brings the large organization experience and perspective that will be critical as our business expands in scale and reach.  Their involvement significantly strengthens our team with expertise and oversight that will be invaluable in helping us manage our high rate of growth.”

About Roomlinx

Roomlinx is the hospitality in-room expert providing iTV for hotels, resorts, and other properties, utilizing premium content and applications demanded by today's traveler. Please contact sales@roomlinx.com for a demo, or visit us at www.roomlinx.com.

Forward Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Roomlinx, Inc. and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward- looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Roomlinx, Inc in general, see the risk disclosures in the Annual Report on Form 10-K of Roomlinx for the year ended December 31, 2011, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the Securities and Exchange Commission by Roomlinx, Inc.

Contact:

Christina Wasik
Roomlinx, Inc.
303.544.1111 x114
cwasik@roomlinx.com